Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Trean Insurance Group, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of the undersigned is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument. The undersigned, being duly authorized, have executed this Joint Filing Agreement this 11th day of August, 2020.

Altaris Partners, LLC

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Manager

AHP-TH LLC

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Managing Director

AHP-BHC LLC

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Managing Director

ACP-TH LLC

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Managing Director

ACP-BHC LLC

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Managing Director

Altaris Health Partners III, L.P.,
by AHP III GP. L.P., its general partner

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Managing Director

AHP III GP. L.P.,
by Altaris Partners, LLC, its general partner

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Manager

Altaris Constellation Partners, L.P.,
by AHP Constellation GP, L.P., its general partner

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Managing Director

AHP Constellation GP, L.P.,
by Altaris Partners, LLC, its general partner

By:	/s/ Daniel Tully
Name:	Daniel Tully
Title:	Manager

/s/ George Aitken-Davies
George Aitken-Davies

/s/ Daniel Tully
Daniel Tully